EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com

Laredo Petroleum to Present at Upcoming Conference
TULSA, OK - August 25, 2016 - Laredo Petroleum, Inc. (NYSE: LPI) (“Laredo” or the “Company”) today announced that Randy A. Foutch, Chairman and Chief Executive Officer, will present at the Barclays CEO Energy-Power Conference on Thursday, September 8, 2016, at 9:05 a.m. ET in New York City.
The presentation will be webcast and is open to registrants of the conference. The Company will make the link to the webcast and its presentation available to the public on its website, www.laredopetro.com, on the day of the presentation. A replay of the presentation will be available on the Company's website for approximately 30 days following the event.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, and the transportation of oil and natural gas from such properties, primarily in the Permian Basin in West Texas.

Additional information about Laredo may be found on its website at www.laredopetro.com.

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Contacts:
Ron Hagood: (918) 858-5504 - rhagood@laredopetro.com

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